                                  EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 1997, except as to the third paragraph of
Note 13, as to which the date is October __, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-33729) and related Prospectus of Tropical Sportswear Int'l Corporation for the registration of 4,000,000 shares of its common stock.




                                                       Ernst & Young LLP




Tampa, Florida
October __, 1997

--------------------------------------------------------------------------------

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 13 to the financial statements.



                                                       /s/ Ernst & Young LLP


Tampa, Florida
September 29, 1997